                                                                  Exhibit (g)(3)

                    SECOND AMENDMENT TO THE CUSTODY AGREEMENT

     THIS SECOND AMENDMENT dated as of this 11th day of September, 2007 (this "Amendment"), to the Custody Agreement, dated as of November 10, 2005 (as amended by that certain Amendment to the Custody Agreement, dated as of July 13, 2006, the "Agreement"), is entered into by and between each corporation and business trust listed on Exhibit A hereto (each, a "Registrant"), on behalf of each series of stock issues that is shown on Exhibit A, each of which is a separate mutual fund (each, a "Fund"), and U.S. Bank National Association, a national banking association, as custodian (the "Custodian").

                                    RECITALS

     WHEREAS, the Registrants and the Custodian are parties to the Agreement;

     WHEREAS, the Registrants and the Custodian desire to amend the terms of the Agreement as set forth herein; and

     WHEREAS, Article XIV, Section 14.2 of the Agreement allows for its amendment by a written instrument executed by parties thereto.

     NOW THEREFORE, the parties agree as follows:

     Exhibit C, the fee schedule of the Agreement, is hereby amended by the addition of the Addendum to Exhibit C to the Custody Agreement attached hereto as Exhibit B.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

                  [Remainder of page intentionally left blank]

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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

                                U.S. BANK NATIONAL ASSOCIATION


                                By:    /s/ Amy Byrnes
                                       -----------------------------------------
                                Name:  Amy Byrnes
                                Title: Vice President


                                RIVERSOURCE TAX-EXEMPT SERIES, INC.
                                RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC. RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST RIVERSOURCE HIGH YIELD INCOME SERIES, INC. RIVERSOURCE DIVERSIFIED INCOME SERIES, INC. RIVERSOURCE INCOME SERIES, INC.
                                RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.


                                By:    /s/ Patrick T. Bannigan
                                       -----------------------------------------
                                Name:  Patrick T. Bannigan
                                Title: President

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                                    EXHIBIT A
                                       TO
                    SECOND AMENDMENT TO THE CUSTODY AGREEMENT

RIVERSOURCE TAX-EXEMPT SERIES, INC.
   RiverSource Intermediate Tax-Exempt Fund
   RiverSource Tax-Exempt Bond Fund

RIVERSOURCE TAX-EXEMPT MONEY MARKET SERIES, INC.
   RiverSource Tax-Exempt Money Market Fund

RIVERSOURCE CALIFORNIA TAX-EXEMPT TRUST
   RiverSource California Tax-Exempt Fund

RIVERSOURCE SPECIAL TAX-EXEMPT SERIES TRUST
   RiverSource Massachusetts Tax-Exempt Fund
   RiverSourch Michigan Tax-Exempt Fund
   RiverSource Minnesota Tax-Exempt Fund
   RiverSource New York Tax-Exempt Fund
   RiverSource Ohio Tax-Exempt Fund

RIVERSOURCE HIGH YIELD INCOME SERIES, INC.
   RiverSource High Yield Bond Fund

RIVERSOURCE DIVERSIFIED INCOME SERIES, INC.
   RiverSource Diversified Bond Fund

RIVERSOURCE INCOME SERIES, INC.
   RiverSource Income Builder Basic Income Fund
   RiverSource Income Builder Enhanced Income Fund
   RiverSource Income Builder Moderate Income Fund

RIVERSOURCE TAX-EXEMPT INCOME SERIES, INC.
   RiverSource Tax-Exempt High Income Fund

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                                    EXHIBIT B
                                       TO
                    SECOND AMENDMENT TO THE CUSTODY AGREEMENT